Exhibit 3.2

BYLAWS

OF

MODIVCARE INC.

(Amended and Restated as of January 6, 2021)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01 Place of Stockholders’ Meetings. All meetings of the stockholders shall be held at such place or places, inside or outside the State of Delaware, as determined by the Board of Directors of the Corporation (the “Board”) from time to time.

Section 1.02 Annual Stockholders’ Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before such meeting in accordance with all applicable requirements of these Bylaws shall be held on such date and at such time and place as shall from time to time be determined by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

Section 1.03 Special Meetings of Stockholders. (a) General. Except as otherwise required by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) and the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), special meetings of the stockholders may be called at any time by a majority of the entire Board or the Chief Executive Officer. Only such business as is specified in the Corporation’s notice of any such special meeting of stockholders shall come before, and be conducted at, such meeting. A special meeting shall be held at such place, on such date and at such time as shall be fixed by the Board.

(b) Stockholder Requested Special Meetings. Subject to the provisions of this Section 1.03(b), a special meeting of stockholders shall be called by a majority of the entire Board, or a Committee delegated such authority by the Board, in accordance with this Section 1.03(b), following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least thirty percent (30%) (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class (the “Requisite Holders”), if such Special Meeting Request complies with the requirements of this Section 1.03(b) and all other applicable sections of these Bylaws. The Board shall determine whether all requirements set forth in these Bylaws have been satisfied and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request is made that complies with this Section 1.03(b) and all other applicable sections of these Bylaws, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

A Special Meeting Request must be delivered by hand or by registered U.S. mail or courier service, postage prepaid, to the attention of the Secretary during regular business hours. A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders or its duly authorized agent and includes the following: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the Bylaws to be considered at the special meeting; (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any Stockholder Associated Person (as defined below); (iv) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by each such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such stockholder or any Stockholder Associated Person and any other direct or indirect right held by each such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such stockholder or any Stockholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by each such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that each such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (v) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; (vi) any material interest of each such stockholder or any Stockholder Associated Person in the business proposed to be conducted at the special meeting; (vii) a representation that each of the stockholders and any Stockholder Associated Persons submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (viii) if any stockholder submitting the Special Meeting Request or any Stockholder Associated Person intends to solicit proxies with respect to the stockholder’s proposal(s) or business to be presented at the special meeting, a representation to that effect; (ix) all information relating to each stockholder signing the Special Meeting Request and any Stockholder Associated Person that must be disclosed in a proxy statement or other filing made with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (x) if the purpose of the special meeting includes the election of one or more directors, all the information each such stockholder would be required to include in a stockholder’s notice of nomination delivered to the Corporation pursuant to Section 2.02(a)(2) of these Bylaws. For purposes of these Bylaws, a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and other applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. Stockholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting. In addition, failure of the Requisite Holders (A) to appear or send a qualified representative to present such proposal(s) or business for consideration at the special meeting; or (B) to own of record shares representing at least the Requisite Percentage at the time of the special meeting shall also constitute a revocation of the Special Meeting Request.

Section 1.04 Conduct of Stockholders’ Meetings. The Chairman of the Board shall preside at all stockholders’ meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board shall preside. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. To the maximum extent permitted by law, the Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) subject to Section 1.05 hereof, adjourning the meeting to a later date, time and place announced at the meeting by the chairman; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.05 Adjournment. The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. If a quorum exists, the chairman of the meeting may only adjourn the meeting where such adjournment is deemed reasonably necessary, as determined by a majority vote of the Board, and upon the advice of the Corporation’s counsel, to provide stockholders with a full and fair opportunity to make informed voting decisions with respect to the matters presented or where required for the Corporation to comply with the Exchange Act, or other applicable law. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. Except as otherwise provided herein, notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 1.06 Voting List. The Secretary will prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.06 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.06 or the books of the Corporation, or to vote at any meeting of stockholders.

Section 1.07 Notice of Stockholder Proposals.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 1.07.

(b) For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 1.07 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 1.07. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the sixtieth (60th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th ) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the sixtieth (60th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than seventy (70) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person; (iii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e) A majority of the Board may reject any stockholder proposal not timely made or otherwise not made in accordance with the terms of this Section 1.07. If a majority of the Board reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements hereof in any material respect, the Secretary shall promptly notify such stockholder of the deficiency in writing. The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 1.07 in any material respect, then a majority of the Board may reject such stockholder’s proposal.

(f) For purposes of these Bylaws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any similar or successor news wire service, or (B) in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(g) No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Article II, Section 2.02 of these Bylaws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.07.

(h) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 1.07, including whether the stockholder or any Stockholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 1.07, and (ii) if any proposed business was not brought in compliance with this Section 1.07, to declare that such proposal is defective and shall be disregarded.

(i) In addition to the provisions of this Section 1.07. a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 1.07(a)(iii) of these Bylaws.

(j) Nothing in this Section 1.07 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k) Notwithstanding anything in this Section 1.07 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article II, Section 2.02 of these Bylaws for any such nomination to be properly brought before such meeting.

ARTICLE II

BOARD

Section 2.01 Election of Directors.

(a) Except as otherwise provided by these Bylaws, directors shall be elected by a “majority of votes cast” (as defined herein) at any meeting for the election of directors at which a quorum is present, unless the election is a Contested Election (as defined herein), in which case directors shall be elected by a plurality of the votes cast. An election shall be deemed a Contested Election if, as determined by the Board, (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 2.02 of these Bylaws and such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, or (ii) the number of nominees otherwise exceeds the number of directors to be elected. For the purposes of this Section 2.01, a “majority of votes cast” means that the number of shares voted “for” the election of a director exceeds the number of votes cast “against” the election of that director (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(b) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.

(c) In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board pursuant to these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. In determining whether or not to recommend that the Board accept a resignation from any director, the Nominating and Governance Committee may consider any factors and other information they consider appropriate and relevant, including, but not limited to, the reasons for the failure to receive a majority of votes cast “for” his or her election, whether the underlying cause or causes of the “against” votes are curable, the length of service of such director, and such director’s historic or potential contributions to the Board’s knowledge, independence, balance and expertise. The Board will determine whether to accept to reject such resignation, or what other action should be taken, within ninety (90) days from the date of the certification of the stockholder vote. The Board shall, within four (4) business days after reaching its decision, publicly disclose the decision, including, if applicable, the reasons for not accepting the tendered resignation, by filing with the SEC a Current Report on Form 8-K or other appropriate filing. If the Board accepts a director’s resignation pursuant to this Section 2.01(c), or if a nominee for director is not elected and the nominee is not an incumbent director, then the resulting vacancy may be filled pursuant to Article II, Section 2.05 of these Bylaws.

Section 2.02 Notice of Nominations for Directors.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board at an annual meeting of stockholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.02(a), on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this Section 2.02(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2) For a stockholder’s notice of nomination of persons for election to the Board at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 2.02(a)(1)(B) of these Bylaws, the stockholder must have given timely notice thereof, in proper written form, to the Secretary. To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the sixtieth (60th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the sixtieth (60th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than seventy (70) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 2.02(a) or Section 2.02(b) of these Bylaws) shall set forth in writing the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 2.03(b) of these Bylaws; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(3) Notwithstanding anything in this Section 2.02 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.02 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.02(b), (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 2.02(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of stockholder’s notice required by Section 2.02(a)(2) of these Bylaws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120 th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the sixtieth (60th) calendar day prior to the date of such special meeting or, if the first public disclosure made by the Corporation of the date of such special meeting is less than seventy (70) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of this Section 2.02. If a majority of the Board reasonably determines that the information provided in a stockholders notice does not satisfy the informational requirements of this Section 2.02 in any material respect, the Secretary shall promptly notify such stockholder of the deficiency in writing. The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.02 in any material respect, then a majority of the Board may reject such stockholder’s nomination.

(2) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.02.

(3) Notwithstanding anything in these Bylaws to the contrary, if a stockholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of stockholders (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.02, including whether the stockholder or any Stockholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such stockholder’s nominee(s) in compliance with such stockholder’s representation as required by this Section 2.02, and (b) if any proposed nomination was not made in compliance with this Section 2.02, to declare that such nomination is defective and shall be disregarded.

(5) In addition to the provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by stockholders to be considered pursuant to Section 2.02(a) or Section 2.02(b) of these Bylaws.

(6) Nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under applicable law, the Certificate or these Bylaws.

Section 2.03 Number and Qualifications.

(a) Number. The Board shall consist of not less than five (5) nor more than eleven (11) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of the Corporation.

(b) Qualifications. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 2.02 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation (1) the irrevocable resignation contemplated by Section 2.01 of these Bylaws; and (2) a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or its Nominating and Governance Committee) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Prospective Director Agreement”). The Prospective Director Agreement shall provide that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflicts of interest, corporate opportunities, confidentiality, securities ownership and stock trading policies and guidelines of the Corporation. Nothing contained herein shall affect the validity of any Prospective Director Agreements received by the Corporation prior to February 23, 2009 in connection with the delivery of an advance notice of nomination pursuant to Article II, Section 2.02 of these Bylaws.

Section 2.04 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.05 Vacancies on the Board. Vacancies in the Board, whether resulting from death, resignation, removal or other cause, shall be filled only by the Board and not by the stockholders, by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and newly-created directorships resulting from any increase in the number of directors shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 1.03 of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 2.05 shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.

Section 2.06 Removal and Resignations of Directors.

(a) Removal. A director may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote at any annual or regular election of directors voting together as a single class. “Cause” shall mean willful and continuous failure of a director to substantially perform such director’s duties to the Corporation or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

(b) Resignations. Any director may resign at any time by giving written notice thereof to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.07 Compensation of Directors. No director shall be entitled to any salary as such, but directors shall be entitled to such compensation for their services, in the form of cash or equity of the Corporation, or a combination thereof as may be approved by the Board from time to time, including, if so approved, a reasonable annual fee for acting as a director and for chairing a committee of the Board and a reasonable fee to be paid each director for his or her services in attending meetings of the Board or committees thereof.

Section 2.08 Regular Meetings. Regular meetings of the Board shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected. Notice need not be given of regular meetings of the Board which are held at the time and place designated by the Board. If a regular meeting is not to be held at the time and place designated by the Board, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

Section 2.09 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be called whenever a majority of the members of the Board so request in writing. A special meeting of the Board shall be deemed to be any meeting other than the regular meeting of the Board. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.

Section 2.10 Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary and presented to the Board, if practicable, at its next regular meeting. The Board shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 2.11 Committees. The following committees of the Board may be established by the Board in addition to any other committee the Board may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; and (d) Nominating and Governance Committee.

Section 2.12 Executive Committee. If established by the Board, the Executive Committee shall consist of at least two (2) directors. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee and shall be called whenever two (2) or more members of the Executive Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board in the management of the business of the Corporation between the dates of regular meetings of the Board.

Section 2.13 Audit Committee. The Audit Committee shall consist of at least three (3) directors, all of which shall be Independent and one of which shall be a financial expert to the extent required under the rules and regulations promulgated by the SEC or the listing standards of The Nasdaq Stock Market, Inc. or any quotation system or exchange on which the Corporation’s securities are listed. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two (2) or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as shall be set forth in the Audit Committee Charter approved by the Board. “Independent” as used in this Section 2.13 and in Sections 2.14 and 2.15 of this Article shall have the meaning proscribed under the rules and regulations promulgated by the SEC or the listing standards of The Nasdaq Stock Market, Inc. or any quotation system or exchange on which the Corporations securities are listed, to the extent applicable to the Corporation.

Section 2.14 Compensation Committee. The Compensation Committee shall consist of at least two (2) directors, all of which shall be Independent. Meetings of the Compensation Committee way be called at any time by the Chairman of the Committee and shall be called whenever two (2) or more members of the Compensation Committee so request in writing. The Committee shall determine the compensation of executive officers and shall have the authority, powers and responsibilities as the Board prescribes or sets forth in a Compensation Committee Charter.

Section 2.15 Nominating and Governance Committee. The Nominating and Governance Committee shall consist of at least three (3) directors, all of which shall be Independent. Meetings of the Nominating and Governance Committee may be called at any time by the Chairman of the Committee and shall be called whenever two (2) or more members of the Nominating and Governance Committee so request in writing. The Nominating and Governance Committee shall have the authority, powers and responsibilities as the Board prescribes or as shall be set forth in the Nominating and Governance Committee Charter approved by the Board.

Section 2.16 Appointment of Committee Members. The Board shall appoint or shall establish a method of appointing the members of the Executive, Audit, Compensation, Nominating and Governance Committees and of any other committee established by the Board, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

Section 2.17 Organization and Proceedings. Each committee of the Board shall effect its own organization by the appointment of a committee secretary and such other officers, except the Chairman, as it may deem necessary. The committee secretary of the Executive Committee shall be the Secretary, but the committee secretary of the Audit and Compensation Committees and of any other committee need not be the Secretary. A record of the proceedings of all committees shall be kept by the applicable committee secretary and shall be filed and presented as provided in Section 2.10 of these Bylaws.

Section 2.18 Absent or Disqualified Committee Members. In the absence or disqualification of any member of any Committee established by the Board, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

Section 2.19 Absentee Participation in Meetings. A director may participate in a meeting of the Board or a meeting of a committee established by the Board by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

ARTICLE III

OFFICERS

Section 3.01 Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board may from time to time deem advisable. Except for the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices. The following officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine: Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer. The Chairman of the Board may appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for such periods as the Chairman of the Board shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.

Section 3.02 Chairman of the Board. The Chairman of the Board shall be a member of the Board and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board.

Section 3.03 Chief Executive Officer. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board or by the Chief Executive Officer. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board.

Section 3.04 President. The President shall perform such duties as are incident to his or her office or prescribed by the Board or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board or the President.

Section 3.05 Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

Section 3.06 Secretary. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board, Chief Executive Officer or the President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

Section 3.07 Treasurer. The Treasurer shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Treasurer shall have custody of the Corporation’s funds and such other duties as may be prescribed by the Board, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

Section 3.08 Assistant Officers. Unless otherwise provided by the Board, each assistant officer shall perform such duties as shall be prescribed by the Board, Chief Executive Officer, President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

Section 3.09 Compensation. Unless otherwise provided by the Board or the Compensation Committee, the salaries and compensation of all officers and assistant officers, other than executive officers, shall be fixed by or in the manner designated by the Chief Executive Officer.

Section 3.10 General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board.

ARTICLE IV

SHARES OF CAPITAL STOCK

Section 4.01 Authority to Sign Share Certificate. Every share certificate of the Corporation shall be signed by the Chairman, Chief Executive Officer or the President and by the Secretary or one of the Assistant Secretaries. If the certificate is signed by a transfer agent or registrar, the signature of any officer of the Corporation on the certificate may be facsimile, engraved or printed.

Section 4.02 Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such stockholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bone fide purchaser; (b) files with the Corporation an indemnity bond deemed sufficient by the Board; and (c) satisfies any other reasonable requirements fixed by the Board.

Section 4.03 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL or other applicable law.

ARTICLE V

MISCELLANEOUS

Section 5.01 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 5.02 Record Date.

(a) Record Date for Stockholder Meetings. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) Record Date for Payments of Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Record Date for Corporate Actions by Written Consent.

(i) Notwithstanding Section 5.02(a) and Section 5.02(b) of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 5.02(c). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date on which such resolution is adopted. If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 5.02(c)(ii) below unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(ii) (A) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 5.02(c)(ii) of these Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 5.02(c)(ii), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(B) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(C) In the event of the delivery to the Corporation of a Consent, the Secretary shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary under this Section 5.02(c)(ii). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 5.02(c)(ii), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Section 5.03 Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.

(a) A meeting of the Board or of any committee thereof may be called by any officer or director upon one hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b) The director or directors in attendance at the meeting of the Board or of any committee thereof shall constitute a quorum; and

(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 5.04 Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

Section 5.05 Subject to Law and Certificate of Incorporation. All rights, powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate, the DGCL and any other applicable law.

ARTICLE VI

AMENDMENTS

Section 6.01 Amendment or Repeal by the Board. Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of not less than a majority of the Board of Directors at any regular or special meeting of the Board provided that notice of such proposed amendment or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal. Notwithstanding the foregoing, any decision by the Board to repeal, alter or amend, or to adopt or readopt any bylaw inconsistent with a bylaw adopted or repealed, altered or amended by the stockholders of the Corporation shall, if such repeal, alteration or amendment is not approved by stockholders, require the affirmative vote of two-thirds (66 2/ 3%) of the directors then in office at any regular or special meeting of the Board.

Section 6.02 Amendment or Repeal by Stockholders. Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of the holders of not less than a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote at any annual or special meeting of the stockholders, provided that, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such proposed amendment or repeal is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal.

Section 6.03 No Conflict with the Certificate of Incorporation. No Bylaw shall be amended or repealed so as to cause such Bylaw or these Bylaws to be inconsistent or in conflict with or violate any provision of the Certificate.